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                                                                   Exhibit 23(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Forms S-8 (No. 333-36643) and Form S-3 (No. 333-44851) of our report dated June 29, 1998, except as to Note 3 which is as of July 27, 1998, which appears on page 37 of the 1998 Annual Report to Shareholders of Dean Foods Company, which is incorporated in this Annual Report on Form 10-K for the year ended May 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 18 of this Form 10-K.



PricewaterhouseCoopers LLP
August 31, 1998